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                                  EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 2000 Stock Option Plan of Convera Corporation and to the incorporation by reference therein of our report dated November 7, 2000, with respect to the financial statements of Convera Corporation that were included in the Registration Statement on Form S-4 of Convera Corporation dated November 21, 2000 for the registration of its common stock.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
December 21, 2000